Exhibit 10.9

Execution Version

PRAIRIE OPERATING CO.

NON-COMPENSATORY OPTION AGREEMENT

To:	Anchorman Holdings Inc.

Date of Grant:	September 30, 2024

Purchase Price:	$2,000

Number of Shares:	200,000

Exercise Price per Share:	$0.25

Expiration Date:	August 31, 2027

This Prairie Operating Co. Non-Compensatory Option Agreement (this “Agreement” or this “Amendment”) is entered into between Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie”), and Anchorman Holdings Inc. on September 30, 2024.

This Agreement governs your right and non-compensatory option to purchase Shares of the Company (the “Option”), in exchange for your payment of the Fair Market Value of such Option on the Date of Grant (the “Purchase Price”), subject to the terms and conditions set forth in this Agreement. The grant of the Option pursuant to the this Agreement was specifically conditioned upon the payment by you of the Purchase Price and the execution by you of this Agreement, agreeing to all of the terms and conditions set forth herein. The Date of the Grant of the Option, the Purchase Price paid to receive the Option, the number of shares issuable upon exercise of the Option, and the Exercise Price per share for the Option are stated above. The Option is not governed by any equity compensation plan of the Company (or of any of its affiliates) and is non-compensatory. Your right to purchase this Option was provided to you as in investor in the Company and is not related to any services you may perform for the Company. The purchase of this Option occurred simultaneously with the acceptance of this Agreement by the parties, or on such other date as the Company and you agreed. Payment of the Purchase Price was required to be made by you by a check made payable to the Company or by wire transfer of immediately available funds to an account specified by the Company.

This Agreement sets forth the terms of the agreement between you and the Company with respect to the Option. By accepting this Agreement, you agreed to be bound by all of the terms hereof.

1. Definitions

As used in this Agreement, the following terms have the meanings set forth below:

(a) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

(b) “Change in Control” means the occurrence of any of the following events:

(i) The Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly owned Subsidiary of the Company) and as a result of such merger or consolidation, stockholders of the Company immediately prior to such merger cease to own more than 50% of the outstanding capital stock or other class of securities of the surviving Company determined on a fully diluted basis.

(ii) The Company sells, leases, or exchanges or agrees to sell, lease, or exchange all or substantially all of its assets to any other person or entity (other than a wholly owned Subsidiary of the Company).

(iii) The Company is to be dissolved and liquidated.

(iv) Any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power) and as a result of such acquisition, the stockholders holding a majority of the capital stock of the Company receive cash or marketable securities for their shares of capital stock.

(c) “Company” means Prairie Operating Co., a Delaware corporation.

(d) “Date of Grant” means the date designated as such on the first page of this Agreement.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Exercise Price” means the exercise price per share designated as such on the first page of this Agreement.

(g) “Expiration Date” means the expiration date designated as such on the first page of this Agreement.

(h) “Fair Market Value” means, as of any specified date, (a) if the Shares or any successor’s class of securities (or the Option, for purposes of determining the Fair Market Value of the Option) (the “Securities”) are listed on a national securities exchange, the closing per share sales price of such securities, as reported on the stock exchange composite tape on the last date on which such sales of securities have been reported immediately preceding the date of determination; (b) if the Securities are not traded on a national securities exchange but are traded over the counter at the time a determination of its fair market value is required to be made, the average between the per share reported high and low bid and asked prices of such Securities on the most recent date on which such Securities were publicly traded; or (c) in the event the Securities are not publicly traded at the time a determination of its value is required to be made, the amount determined by the Company in its discretion in such manner as it deems appropriate, taking into account all factors the Company deems appropriate, which determination shall be conclusive for all purposes.

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(i) “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 24, 2022, by and among Prairie, the Company and Creek Road Merger Sub, LLC, a Delaware limited liability company, as amended, restated, supplemented or otherwise modified from time to time.

(j) “Option” means the Option governed by this Agreement.

(k) “Securities Act” means the Securities Act of 1933, as amended.

(l) “Shares” means shares of the Company’s common stock, par value $0.01 per share.

(m) “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, provided each entity (other than the last company) in the unbroken chain owns, at the time of the determination, equity securities possessing fifty percent (50%) or more of the total combined voting power of the equity securities of one of the other companies in such chain.

2. Vesting; Exercisability. The Option shall be fully vested on the Date of Grant. However, it will be deemed non-exercisable unless and until it has become exercisable in accordance with the schedule below.

(a) The Option shall become exercisable in the percentages listed below upon the Company’s achievement of production of the following barrels of oil equivalent per day (each, a “BOE/D Hurdle”).

BOE/D Hurdle	Percentage of Option Becoming Exercisable
2,500 BOE/D	25%
5,000 BOE/D	25%
7,500 BOE/D	25%
10,000 BOE/D	25%

The percentage of the Option associated with such BOE/D Hurdle will become exercisable if, at any time prior to the Expiration Date, the Company has determined, in its sole discretion, that the BOE/D Hurdle has been achieved. Such determination shall be measured as BOE/D achieved on any day and need not be sustained for a period of time. For the avoidance of doubt, the BOE/D Hurdle shall include any barrels of oil equivalent added to the Company upon an acquisition of assets or another company.

(b) Notwithstanding anything to the contrary in Section (a), in the event that a Change in Control occurs on or prior to the Expiration Date, all unexercisable Options will immediately become exercisable upon the Change in Control.

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(c) Notwithstanding anything to the contrary in this Section 2, promptly following the Closing Date, as such term is defined in that certain Securities Purchase Agreement entered into as of May 3, 2023, between the Company and each purchaser identified on the signature pages attached thereto (such purchasers, the “Purchasers,” and such agreement, the “Securities Purchase Agreement”), a portion of this Option exercisable for 37,500 Shares shall be delivered to the Company for the benefit of the Purchasers. From time to time following the effective date of the entry into the Securities Purchase Agreement until the Measurement Date, the CVR Options subject to Section 4.17 of the Securities Purchase Agreement (the “Available CVR Options”) shall be reduced, and such CVR Options shall be ratably released back to you (who, for the avoidance of doubt, shall be a “Holder” for all purposes under the Securities Purchase Agreement notwithstanding anything therein to the contrary) and the other Holders and no longer available for distribution to the Purchasers, as set forth on Annex A attached to the Securities Purchase Agreement. Within 20 days of the Measurement Date, to the extent that the Available CVR Options then exceed zero, such remaining Available CVR Options will be released to the Purchasers as of the Closing Date, ratably based on their then ownership of Preferred Stock to the aggregate Preferred Stock then outstanding and held by all Purchasers as of the Closing Date (such that if a Purchaser no longer holds Preferred Stock (or was not a Purchaser as of the Closing Date) on such date, such Purchaser shall not participate in Section 4.17 of the Securities Purchase Agreement).

Capitalized terms used in this Section 2(c) but not otherwise defined in this Agreement shall have the meaning given to such terms in the Securities Purchase Agreement.

3. Exercise.

(a) The Exercise Price per share of the Option is $0.25. The Option may only be exercised if it becomes exercisable pursuant to Section 2.

(b) The Option may be exercised by (i) providing written notice to the Company in the form prescribed by the stockholders from time to time at any time and from time to time after the Option becomes exercisable in accordance with Section 2 (the “Notice of Exercise”), which Notice of Exercise shall be delivered to the Company in the form, and in the manner, designated by the Company from time to time, and (ii) paying the Exercise Price per share. If permitted by the Company, this Option may be exercised in fractions by paying the percentage of the Exercise Price per share represented by the fractional purchase.

(c) Payment of the Exercise Price per share may be made, at your election, with the approval of the Company, (i) if the Shares are readily tradable on a national securities market, through a “cashless exercise” in accordance with a Company-established policy or program for the same, or (ii) if the Shares are not readily tradable on a national securities market, by any method pre-approved by the Company.

(d) As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall issue or cause to be issued, in accordance with such Notice of Exercise, the number of Shares specified in such Notice of Exercise, issued in your name or in such other name or names of any immediate family member designated in such Notice of Exercise. The Option shall be deemed to have been exercised and such Shares shall be deemed to have been issued, and you or other family member(s) designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of such Shares as of the date that such Notice of Exercise and payment shall have been received by the Company.

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4. Change in Control and Other Events; Adjustment Provisions This Option and the Shares that may be acquired under the Option shall be subject to equitable adjustment by the Company, or its successor, in its good faith discretion, to reflect a Change in Control or other change in the Company or the outstanding Shares by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the Effective Time (as defined in the Merger Agreement) (including in the event of a substitution, assumption, or continuation of this Option by a successor company or a parent or subsidiary thereof), and which equitable adjustment may include (a) the number or kind of shares or other property subject to this Option, and (b) the terms and conditions of the Option, including the Exercise Price per share and performance goals, as applicable. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Shares will be subject to compliance with all applicable requirements of federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Shares may then be listed. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. YOU ARE CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, YOU MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make the Option and Shares available for issuance.

6. Extension if Exercise Prevented by Law. Notwithstanding anything herein to the contrary, if the exercise of the Option within the applicable time periods set forth in Section 3 is prevented by the provisions of Section 5, the Option will remain exercisable for the entirety of the original exercise period and will be extended for a period of up to thirty (30) days if necessary to provide you with a minimum thirty (30) day exercise period following the date that that you are notified by the Company that the Option has become exercisable. The Company makes no representation as to the tax consequences of any such delayed exercise. You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.

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7. Remedies. Each of the parties to this Agreement and any such person granted rights hereunder whether or not such person is a signatory hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorney’s fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such person granted rights hereunder whether or not such person is a signatory hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

8. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Shares or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

9. Notice. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via facsimile, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

If to the Company, to:

Prairie Operating Co.

55 Waugh Drive

Suite 400

Houston, Texas 77007

Attn: Edward Kovalik; Gary C. Hanna

If to you, at your address on the books and records of the Company.

10. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by you, the Company, and the respective successors, assigns, heirs, representative and estate, as the case may be, of you and the Company; provided that your rights and obligations under this Agreement shall not be transferable except in connection with a transfer approved by the Company.

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11. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12. Entire Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

13. Counterparts. This Agreement may be executed in separate counterparts, including by facsimile, portable document format (.pdf) or other forms of electronic signature delivery, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

14. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15. Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to any choice of law or conflicts provision or rule (whether of the state of Delaware, or any other jurisdiction), that would cause the laws of any jurisdiction other than the state of Delaware to be applied. In furtherance of the foregoing, the internal law of the state of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. The obligation of the Company to sell and deliver this Option and the Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of this Option and such Shares. Any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought exclusively in the courts of the state of Delaware or the United States District Court for the District of Delaware, and the Company and you expressly submit to the personal jurisdiction and venue of such courts for the purposes of thereof and expressly waive and claim of improper venue and any claim that such courts are an inconvenient forum.

16. Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of you and the Company and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof. For purposes of clarity, any adjustment made to the Option pursuant to this Agreement will be deemed not to materially and adversely affect your rights under this Agreement and does not need the mutual consent of you and the Company.

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17. Rights as Stockholder. With respect to the Shares purchased pursuant to this Agreement, you shall have all the rights afforded to such holders of Shares generally. Prior to exercise of the Option, however, you shall not be entitled to any rights of a holder of Shares solely by virtue of this Agreement.

18. Continued Effect. Rights and benefits conferred on the holders of securities pursuant to this Agreement shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of the Agreement to, and its cancellation by, the Company upon the full or partial exercise of the Option, except as provided in the introductory paragraph of this Agreement.

19. Investment Representations. You hereby represent and agree that the following representations are true and correct and/or that you fully understand the implications of such statements:

(a) This Option, as well as the Shares issuable upon exercise of the Option, and any securities issued with respect thereto by way of a dividend, split or in connection with a reorganization, merger, consolidation, sale or transfer of the Company’s assets may be “restricted securities” as such term is used in the rules and regulations under the Securities Act and such securities may not be registered under the Securities Act or any state securities laws, and such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

(b) You have read and fully understands the terms of the Agreement set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

(c) You have purchased this Option (and if you exercise this Option, you are purchasing the Shares) for your own account, solely for investment and without a view to the distribution or resale thereof. You have no intention of selling any of such securities in a public distribution in violation of the Federal securities laws or any applicable state securities laws; provided, that nothing contained herein will prevent you from transferring any such securities in compliance with the terms of this Agreement and applicable Federal and state securities laws. Upon exercise of this Option, you shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Option are being acquired for investment and not with a view toward distribution or resale;

(d) You are an “accredited investor” within the meaning of Rule 501 under the Securities Act, as amended, and have such knowledge, sophistication, and experience in financial, business, and investment matters that you are capable of evaluating the merits and risks of the purchase of this Option, and the Shares purchasable pursuant to the terms of this Option, and of protecting your interests in connection therewith, and of making an informed decision to purchase this Option and later exercise the Option to purchase the underlying securities;

(e) You are able to bear the economic risk of the purchase of this Option and upon exercise, the purchase of the Shares pursuant to the terms of this Option, for an indefinite period of time and able to afford the complete loss of such investments;

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(f) In making the decision to purchase this Option on the Date of Grant and to exercise the Option on the date of exercise, (i) you have relied upon your own independent investigations or those made by your representatives, if any (including professional, financial, tax, legal, and other advisors); and (ii) you (and your representatives, if any) have had an opportunity to request and review information, ask and have your questions answered with respect to the Company, desire no further additional information concerning the Company or its operations, and deem such information received and reviewed adequate to evaluate the merits and risks of your investment in the Company; and

(g) In reliance on exemptions for private offerings contained in Section 4(2) of the Securities Act and in the laws of such jurisdictions, neither this Option, nor the securities underlying this Option, have been registered under the Securities Act, nor registered pursuant to the provisions of the securities laws or other laws of any other applicable jurisdictions. You further understand that the Company has no intention and is under no obligation to register this Option or the securities underlying this Option under the Securities Act or to comply with the requirements for any exemption that might otherwise be available, or to supply you with any information necessary to enable you to make routine sales of this Option or the securities underlying this Option under Rule 144 or any other rule of the Securities and Exchange Commission. Furthermore, the Company may place legends on any equity certificate representing this Option or the securities underlying this Option, with the securities laws and contractual restrictions thereon, and issue related stop transfer instructions.

20. Company Representations.

(a) The Company represents and warrants that this Agreement and the Option has been duly authorized, is validly issued, fully paid and non-assessable, free and clear of all security interests, claims, liens, equities, and other encumbrances, and constitutes the valid and binding obligation of the Company.

(b) The Company further represents and warrants that on the date hereof it has duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the purchase of the Shares and the exercise of the Option, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Option, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

21. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement indefinitely.

22. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

23. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement.

24. Limitations. This Agreement is intended to encompass the rights and obligations of you and the Company with respect to the specific transactions noted herein; any additional purchases of Shares by you, if any, will be evidenced by a separate agreement by and between you and the Company, upon the terms and conditions noted within such agreement.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Company and you have caused this Agreement to be duly executed as of September 30, 2024.

Prairie Operating Co.

By:	/s/ Craig Owen
Name:	Craig Owen
Title:	Executive Vice President and Chief Financial Officer

GRANTEE:

Anchorman holdings inc.

By:	/s/ Diane Dentith
Name:	Diane Dentith
Title:	In her capacity as director of Sovereign Directors Ltd, as corporate director of the Company

SIGNATURE PAGE TO

NON-COMPENSATORY OPTION AGREEMENT